                                                                   EXHIBIT 10.56


Confidential Treatment Requested


                  [LETTERHEAD OF SOBRATO DEVELOPMENT COMPANIES]


                                  Lease between
                      Sobrato Interests III and Scios Inc.

Section...........................................................................................  Page #
Parties...........................................................................................       1
Premises..........................................................................................       1
   Definitions....................................................................................       1
   Description....................................................................................       2
Use...............................................................................................       2
   Permitted Uses.................................................................................       2
   Uses Prohibited................................................................................       2
   Advertisements and Signs.......................................................................       3
   Covenants, Conditions and Restrictions.........................................................       3
Term and Rental...................................................................................       3
   Lease Term.....................................................................................       3
   Base Monthly Rent..............................................................................       3
   Late Charges...................................................................................       3
   Security Deposit...............................................................................       4
   Security Deposit Reduction.....................................................................       5
Acceptance of Possession and Covenants to Surrender...............................................       5
   Landlord's Obligations.........................................................................       5
   Delivery and Acceptance........................................................................       5
   Condition Upon Surrender.......................................................................       5
   Failure to Surrender...........................................................................       6
Alterations and Additions.........................................................................       6
   Tenant's Alterations...........................................................................       7
   Free From Liens................................................................................       7
   Compliance With Governmental Regulations.......................................................       7
Maintenance of Premises...........................................................................       8
   Landlord's Obligations.........................................................................       8
   Tenant's Obligations...........................................................................       8
   Landlord and Tenant's Obligations Regarding Reimbursable Operating Costs.......................       8
   Reimbursable Operating Costs...................................................................       8
   Tenant's Allocable Share.......................................................................      10
   Waiver of Liability............................................................................      10
   Waiver of Liability............................................................................      10
   Audit Rights...................................................................................      10
Hazard Insurance..................................................................................      11

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

                                     Page i

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Confidential Treatement Requested


   Tenant's Use.......................................................................................  11
   Landlord's Insurance...............................................................................  11
   Tenant's Insurance.................................................................................  11
   Waiver.............................................................................................  12
Taxes.................................................................................................  12
Utilities.............................................................................................  13
Toxic Waste and Environmental Damage..................................................................  13
   Use of Hazardous Material..........................................................................  13
   Tenant's Indemnity Regarding Hazardous Material....................................................  14
   Notice of Release or Violation.....................................................................  15
   Remediation Obligations............................................................................  15
   Environmental Monitoring...........................................................................  15
Tenant's Default......................................................................................  16
   Remedies...........................................................................................  16
   Right to Re-enter..................................................................................  17
   Continuation of Lease..............................................................................  17
   No Termination.....................................................................................  17
   Non-Waiver.........................................................................................  17
   Performance by Landlord............................................................................  18
   Habitual Default...................................................................................  18
Landlord's  Liability.................................................................................  18
   Limitation on Landlord's Liability.................................................................  18
   Limitation on Tenant's Recourse....................................................................  19
   Indemnification of Landlord........................................................................  19
Destruction of Premises...............................................................................  19
   Landlord's Obligation to Restore...................................................................  19
   Limitations on Landlord's Restoration Obligation...................................................  19
Condemnation..........................................................................................  20
Assignment, Sublease, Hypothecation...................................................................  20
   Consent by Landlord................................................................................  20
   Assignment or Subletting Consideration.............................................................  21
   No Release.........................................................................................  22
   Reorganization of Tenant...........................................................................  22
   Permitted Transfers................................................................................  23
   Effect of Default..................................................................................  23
   Effects of Conveyance..............................................................................  23
   Successors and Assigns.............................................................................  24
Option to Extend the Lease Term.......................................................................  24
   Grant and Exercise of Option.......................................................................  24
   Determination of Fair Market Rental................................................................  24
   Resolution of a Disagreement over the Fair Market Rental...........................................  25
   Personal to Tenant.................................................................................  25
General Provisions....................................................................................  25
   Attorney's Fees....................................................................................  25
   Authority of Parties...............................................................................  26
   Brokers............................................................................................  26

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

                                    Page ii

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Confidential Treatement Requested

   Choice of Law......................................................................................  26
   Entire Agreement...................................................................................  26
   Entry by Landlord..................................................................................  26
   Estoppel Certificates..............................................................................  26
   Exhibits...........................................................................................  27
   Interest...........................................................................................  27
   Modifications Required by Lender...................................................................  27
   No Presumption Against Drafter.....................................................................  27
   Notices............................................................................................  27
   Rent...............................................................................................  28
   Representations....................................................................................  28
   Rights and Remedies................................................................................  28
   Severability.......................................................................................  28
   Submission of Lease................................................................................  28
   Subordination......................................................................................  28
   Survival of Indemnities............................................................................  29
   Time...............................................................................................  29
   Transportation Demand Management Programs..........................................................  29
   Waiver of Right to Jury Trial......................................................................  29
EXHIBIT 2.A. - Building, Premises & Project
EXHIBIT 3.C. - Tenant's Sign Specifications
EXHIBIT 4.D. - Draft Letter of Credit
EXHIBIT 6.A. - Warranty on Slab Repair
EXHIBIT 7.A. - Movable Furniture and Trade Fixtures
EXHIBIT 21.T. - Draft Subordination, Non Disturbance and Attornment Agreement

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

                                    Page iii

Confidential Treatment Requested

             [LETTERHEAD OF SOBRATO DEVELOPMENT COMPANIES]

1. PARTIES: THIS LEASE, is entered into on this 16th day of August 2002, ("Effective Date") between Sobrato Interests III, a California Limited Partnership, whose address is 10600 North De Anza Boulevard, Suite 200, Cupertino, California, 95014 the Lessee under the ground lease disclosed by Memorandum of Lease recorded June 19, 1998, Recorders' Series 98207749; and Scios Inc., a Delaware Corporation, whose address is 820 West Maude Avenue, Sunnyvale, California, 94085; hereinafter called respectively Landlord and Tenant.

2.  PREMISES:

    A.   Definitions.

              i.   Building 3.   The term "Building 3" or "Building" shall mean
that single-story building containing 90,100 rentable square feet and all improvements therein, in the location labeled as Building 3 on Exhibit 2.A. attached hereto, commonly known 6422 Commerce Drive, Fremont, California, 94555.

              ii. Building 1. The term "Building 1" shall mean that 2-story building containing 100,103 rentable square feet and all improvements therein, in the location labeled as Building 1 on Exhibit 2.A. attached hereto and commonly known as 6500 Paseo Padre Parkway, Fremont, California, 94555, and concurrently leased to Tenant pursuant to that certain lease agreement between the parties for Building 1 dated currently herewith (the "Building 1 Lease").

              iii. Building 2.   The term "Building 2" shall mean that 2-story
building containing 100,103 rentable square feet and all improvements therein, in the location labeled as Building 2 on Exhibit 2.A. attached hereto, commonly known as 6530 Paseo Padre Parkway, Fremont, California, 94555.

              iv.  Building 4.   The term "Building 4" shall mean that building
which Landlord may construct in the general location currently labeled as Building 4 on Exhibit 2.A. attached hereto.

              v.   Building 5.   The term "Building 5" shall mean that 2-story
building which Landlord may construct in the general location currently labeled as Building 5 on Exhibit 2.A. attached hereto.

              vi. Common Area. The term "Common Area" shall initially mean that certain real property and all improvements thereon (including underground sewer and water pipes running from the main trunk lines to the Building) surrounding Building 1, Building 2 and Building 3, including surface parking and all landscaped areas as shown on Exhibit 2.A. At completion of Building 4 and Building 5, the term "Common Area" shall mean that certain real property and all improvements thereon surrounding Building 1, Building 2, Building 3, Building 4, and Building 5. Tenant shall have the non-exclusive right to utilize the Common Area along with other tenants of the Project; provided, however, that in the event Tenant eventually leases Buildings 2 and 4, Tenant shall have the exclusive right to utilize the Common Area, including, without limitation, the landscaped quad area shown on Exhibit 2.A.

Tenant covenants and agrees to refrain from doing or causing to be done, or permitting any thing or act to be done, which would constitute

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

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Confidential Treatement Requested


a default under the CC&R Declaration currently of record, or which would or might make Landlord liable for any damages, claims or penalty.

              vii.  Project.   The term "Project" shall mean that certain real
property of approximately 17.5 acres at the corner of Paseo Padre Parkway and Commerce Drive in Fremont, California, and all improvements constructed thereon, currently consisting of Building 1, Building 2, Building 3, and the Common Area as outlined in bold on Exhibit 2.A Upon substantial completion of Buildings 4 and 5, the term "Project" shall include Buildings 4 and 5 and the additional common areas outlined on Exhibit 2.A Tenant acknowledges Landlord's right to and hereby consents to construction of Building 4, Building 5, and additional buildings on land owned by Landlord adjacent to the Project so long as such construction does not diminish the number or size of parking spaces available to Tenant under this Lease and does not unreasonably interfere with Tenant's use of the Premises. Landlord covenants not to construct any building on the central quad area depicted on Exhibit 2.A Tenant shall ensure that the total number of vehicles parked in the Project by employees and invitees of Tenant pursuant to this Lease does not exceed 3.3 spaces per 1,000 rentable square feet of Building square footage leased by Tenant. Landlord covenants to maintain a parking ratio for Tenant's use of at least 3.3 spaces per 1,000 square feet of space leased by Tenant within the Project.

              viii. Premises.   The term "Premises" shall mean Building 3, also
referred to herein as "Building", and a non-exclusive right to use the Common Area. (until such time as Tenant leases Buildings 1, 2, 3 and 4, at which point Tenant's use of the Common Area shall be exclusive). The back-up generator and related equipment located outside the Building(s), cooling towers located behind Building 3, conduits and other infrastructure connecting Buildings 1 and 3, and all furniture, fixtures and equipment currently in place at the Building are also included in the Premises.

         B.   Grant:   Landlord hereby leases the Premises to Tenant, and Tenant
hires the Premises from Landlord.

3.  USE:

    A. Permitted Uses: Tenant may use the Premises as permitted under applicable zoning laws only for the following purposes and shall not change the use of the Premises without the prior written consent of Landlord: Office, pharmaceutical manufacturing and packaging, research and development laboratory facilities, and any other related lawful uses, with on-site amenities such as cafeteria, fitness center, day care center, outdoor recreational areas and an outdoor patio with security fencing (such fencing subject to Landlord's reasonable approval not to be unreasonably withheld, conditioned or delayed). Tenant shall use only the number of parking spaces allocated to Tenant under
Section 2.A.vi. this Lease. All commercial trucks and delivery vehicles shall
(i) be loaded and unloaded in a manner which does not interfere with the businesses of other occupants of the Project, and (ii) to the extent such trucks and delivery vehicles are not owned by Tenant, permitted to remain within the Project only so long as is reasonably necessary to complete the loading and unloading. Landlord makes no representation or warranty that any specific use of the Premises desired by Tenant is permitted pursuant to any laws.

    B.   Uses Prohibited:   Tenant shall not commit or suffer to be committed on
the Premises any waste, nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in or around the Premises, nor allow any sale by auction (except in the normal course of business in connection with Tenant's disposing of surplus furniture, fixtures or equipment) or any other use of the Premises for an unlawful purpose. Tenant shall not (i) damage or overload the electrical, mechanical or plumbing systems of the Premises, (ii) attach, hang or suspend anything from the ceiling, walls or columns of the building in excess of the load limits for which such items are designed or

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

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Confidential Treatement Requested


set any load on the floor in excess of the load limits for which such floors are designed, or (iii) generate dust, fumes or waste products in excess of those permitted by applicable law which create a fire or health hazard, or generate dust, fumes or waste products that materially damage the Premises or any portion of the Project, including without limitation the soils or ground water in or around the Project. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature, or any waste materials, refuse, scrap or debris, shall be stored upon or permitted to remain on any portion of the Premises outside of the Building (other than in designated storage areas shown on plans approved by Landlord) without Landlord's prior approval, which approval may be withheld in its sole discretion.

    C. Advertisements and Signs: Tenant will not place or permit to be placed, in, upon or about the Premises any signs not approved by the city and other governing authority having jurisdiction. Tenant will not place or permit to be placed outside the Premises any permanent signs, advertisements or notices without the written consent of Landlord as to type, size, design, lettering, coloring and location, which consent will not be unreasonably withheld, conditioned or delayed. Tenant's sign specifications set forth in Exhibit 3.C. (if attached and initialed by both parties) are hereby approved. Any sign placed on the Premises shall be removed by Tenant, at its sole cost, prior to the Expiration Date or promptly following the earlier termination of the Lease, and Tenant shall repair, at its sole cost, any damage or injury to the Premises caused thereby, and if not so removed, then Landlord may have same so removed at Tenant's expense.

    D. Covenants, Conditions and Restrictions: This Lease is subject to the effect of (i) the covenants, conditions, restrictions, easements, mortgages or deeds of trust, ground leases, rights of way of record and any other matters or documents of record as set forth on the preliminary title report issued by Alliance Title (order No. 11025129) dated June 21, 2002 ("Title Report"); and
(ii) any zoning laws of the city, county and state where the Building is situated (collectively referred to herein as "Restrictions") and Tenant will conform to and will not violate the terms of any such Restrictions. Landlord represents and warrants that it has no actual knowledge (without duty to investigate) of any matters with respect to item (i) hereinabove other than those listed on the Title Report.

4.  TERM AND RENTAL:

    A. Lease Term: The term ("Lease Term") shall be for approximately one hundred eighty (180) months, commencing on the Effective Date (also known as the "Commencement Date") and ending August 31, 2017, ("Expiration Date"). This Lease and all of the obligations of Landlord and Tenant shall be binding and in full force and effect from and after the Effective Date except for Tenant's obligation to pay Base Monthly Rent, which obligation shall commence on the Rent Commencement Date defined below.

    B. Base Monthly Rent: Commencing on September 1, 2003 (the "Rent Commencement Date"), in addition to all other sums payable by Tenant under this Lease, Tenant shall pay base monthly rent ("Base Monthly Rent") for the Premises according to the following schedule:

[*****]

Commencing on the Rent Commencement Date, Base Monthly Rent shall be due in advance on or before the first day of each calendar month during the Lease Term. All sums payable by Tenant under this Lease shall be paid to Landlord in lawful money of the United States of America, without offset or deduction and without prior notice or demand, at the address specified in Section 1 of this Lease or at such place or places as may be designated in writing by Landlord during the Lease Term. Base Monthly Rent for any period less than a calendar month shall be a pro rata portion of the monthly installment.

    C. Late Charges: Tenant hereby acknowledges that late payment by Tenant to

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

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Confidential Treatement Requested


Landlord of Base Monthly Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is extremely difficult to ascertain. Such costs include but are not limited to: administrative, processing, accounting, and late charges which may be imposed on Landlord by the terms of any contract, revolving credit, mortgage, or trust deed covering the Premises. Accordingly, if any installment of Base Monthly Rent or other sum due from Tenant shall not be received by Landlord or its designee within five (5) days after the rent is due, Tenant shall pay to Landlord a late charge equal to five (5%) percent of such overdue amount, which late charge shall be due and payable on the same date that the overdue amount was due. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant, excluding interest and attorneys fees and costs. If any rent or other sum due from Tenant remains delinquent for a period in excess of thirty (30) days after Tenant's receipt of Landlord's notice that such rent or other sum was not received, then in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not paid when due at the Agreed Interest Rate specified in Section 21.J following the date such amount became due until paid. Acceptance by Landlord of such late charge shall not constitute a waiver of Tenant's default with respect to such overdue amount nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Monthly Rent, then the Base Monthly Rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding any provision of this Lease to the contrary.

    D. Security Deposit: Concurrently with Tenant's execution of this Lease, Tenant shall deposit with Landlord the sum of One Million Five Hundred Thousand Dollars ($1,500,000.00) ("Security "Deposit"). Landlord shall not be deemed a trustee of the Security Deposit, may use the Security Deposit in business, and shall not be required to segregate it from its general accounts. Tenant shall not be entitled to interest on the Security Deposit. If Tenant defaults beyond any applicable notice and cure period with respect to any provisions of the Lease, including but not limited to the provisions relating to payment of Base Monthly Rent or other charges, Landlord may, to the extent reasonably necessary to remedy Tenant's default, use any or all of the Security Deposit towards payment of the following: (i) Base Monthly Rent or other charges in default beyond any applicable notice and cure period; (ii) any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default including, but not limited to Tenant's failure to restore or clean the Premises following vacation thereof. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after written demand from Landlord, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its full original amount, and shall pay to Landlord such other sums as necessary to reimburse Landlord for any sums paid by Landlord. Tenant may not assign or encumber the Security Deposit without the consent of Landlord. Any attempt to do so shall be void and shall not be binding on Landlord. The Security Deposit shall be returned to Tenant within thirty (30) days after the Expiration Date and surrender of the Premises to Landlord, less any amount deducted in accordance with this Section, together with Landlord's written notice itemizing the amounts and purposes for such deduction.

Landlord agrees that in lieu of a cash Security Deposit, Tenant, at its election from time to time during the Lease Term may deposit with Landlord a letter of credit as Security Deposit in a form reasonably acceptable to Landlord as shown on Exhibit 4.D. attached. Within three (3) business days of such deposit, Landlord shall return to Tenant any cash Security Deposit replaced by such letter of credit (or in the event Tenant replaces a letter of credit with cash, Landlord shall return the letter of credit to Tenant within 3 business days of Landlord's receipt of the cash Security Deposit). Landlord

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

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Confidential Treatement Requested


shall return to Tenant Landlord shall be entitled to draw the full amount of the letter of credit at any time provided that Landlord certifies to the issuer of the letter of credit that Tenant is in default beyond any applicable notice and cure period under the Lease. Unless Tenant has deposited cash as Security Deposit, Tenant shall keep the letter of credit in effect during the entire Lease Term, as the same may be extended, plus a period of four (4) weeks after expiration of the Lease Term, and at least thirty (30) days prior to expiration of any letter of credit, the term thereof shall be renewed or extended for a period of at least one (1) year. Tenant's failure to so renew or extend the letter of credit shall be a material default of this Lease by Tenant unless Tenant has deposited a cash Security Deposit with Landlord.

    E. Security Deposit Reduction: Provided Tenant has not been in default beyond any applicable notice and cure period under the Lease during the previous 12-month period, then at the commencement of the 25th month of the Lease Term and every 12 months thereafter, the amount of the Security Deposit shall be reduced by $273,000.00 until five (5) such reductions have occurred and the remaining Security Deposit is $135,000.00.

5.  This section intentionally left blank.

6.  ACCEPTANCE OF POSSESSION AND COVENANTS TO SURRENDER:

    A. Landlord's Obligations: On or before October 31, 2002, Landlord shall cause the following work ("Landlord's Work") to be completed: (i) the existing Building systems shall be in good operating condition and repair including the heating, ventilating and air conditioning ("HVAC"), plumbing, sprinklers, electrical (including panels and outlets); (ii) the roof, windows, structural elements, and Building foundation shall be in good condition and repair; (iii) any failure of the Premises to comply its present condition with applicable federal, state, and local codes, including current Title 24 and Americans with Disabilities Act ("ADA") requirements shall be corrected; and (iv) the Buildings within the Project shall be separately metered and adequate provision made to ensure that Common Area utilities are able to be fairly pro rated . Landlord shall warrant the foregoing for one (1) year from the Commencement Date. Such warranty shall exclude (i) routine maintenance, (ii) damage caused by the negligence or misuse by Tenant and (iii) acts of God.

With regard to the recent moisture sealing of the first floor slab, Landlord hereby assigns the existing warranty (attached as Exhibit 6.A.) to Tenant, and shall secondarily warrant the slab of the first floor against moisture seepage during the entire Lease Term. In the event moisture seeps through the slab of the Building at any time during the Lease Term and adversely affects Tenant's occupancy, Landlord shall be responsible to promptly repair the same and pay all costs for such repair. During such repair, Tenant shall be entitled to an abatement of rent for any areas of the Premises that are rendered unusable by Landlord's repair.

As an inducement to Tenant to enter into this Lease, Landlord has agreed to provide Tenant a allowance to be utilized by Tenant to offset relocation costs ("Relocation Allowance") in the amount of Four Hundred Fifty Thousand Five Hundred and No/100 Dollars ($450,500.00). Landlord shall pay the Relocation Allowance to Tenant upon execution of the Lease.

    B. Delivery and Acceptance: On the Effective Date, Landlord shall deliver and Tenant shall accept possession of the Premises. By accepting possession, Tenant acknowledges that it has had an opportunity to conduct, and has conducted, such inspections of the Premises as it deems necessary to evaluate its condition. Except as otherwise specifically provided in this Lease, Tenant agrees to accept possession of the Premises in its then existing condition, subject to all Restrictions and without representation or warranty by Landlord except as specifically provided in this Lease.

    C. Condition Upon Surrender: Tenant further agrees on the Expiration Date or on the

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       separately with the Securities and Exchange Commission.

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sooner termination of this Lease, to surrender the Premises to Landlord in good condition and repair, normal wear and tear excepted. In this regard, "normal wear and tear" shall be construed to mean wear and tear caused to the Premises by the natural aging process which occurs in spite of prudent application of the best standards for maintenance, repair replacement, and janitorial practices, and does not include items of neglected or deferred maintenance. In any event, Tenant shall cause the following to be done prior to the Expiration Date or sooner termination of this Lease: (i) all interior walls shall be painted or cleaned so that they appear freshly painted, (ii) all tiled floors shall be cleaned and waxed, (iii) all carpets shall be cleaned and shampooed, (iv) all broken, marred, stained or nonconforming acoustical ceiling tiles shall be replaced, (v) all cabling placed above the ceiling by Tenant or Tenant's contractors shall be removed, (vi) all windows shall be washed; (vii) the HVAC system shall be serviced by a reputable and licensed service firm and left in "good operating condition and repair" as so certified by such firm, (viii) the plumbing and electrical systems and lighting shall be placed in good order and repair (including replacement of any burned out, discolored or broken light bulbs, ballasts, or lenses. On or before the Expiration Date or sooner termination of this Lease, Tenant shall remove all its personal property and trade fixtures from the Premises. All property and fixtures not so removed shall be deemed as abandoned by Tenant. Tenant shall ascertain from Landlord at least ninety (90) days before the Expiration Date whether Landlord desires to have any Permitted Alterations (as defined in Section 7) made by Tenant without Landlord's consent removed and the Premises or any parts thereof restored to the condition prior to the Permitted Alteration, or to cause Tenant to surrender all Permitted Alterations in place to Landlord. If Landlord shall so desire, Tenant shall, at Tenant's sole cost and expense, remove such Permitted Alterations as Landlord requires and shall repair and restore said Premises or such parts thereof before the Expiration Date. In addition, if Landlord notified Tenant in writing contemporaneously with consenting to the installation of Alterations that removal upon expiration would be required, then Tenant shall, at Tenant's sole cost and expense and prior to the Expiration Date, remove such Alterations, repair any damage caused by the removal and restore the affected area to its condition prior to the Alteration. Such repair and restoration associated with the removal of Alterations and Permitted Alterations shall include causing the Premises to be brought into compliance with all applicable building codes and laws in effect at the time of the removal to the extent such compliance is necessitated by the repair and restoration work.

     D. Failure to Surrender: If the Premises are not surrendered at the Expiration Date or sooner termination of this Lease in the condition required by this Section 6, Tenant shall be deemed in a holdover tenancy pursuant to this
Section 6.C and Tenant shall indemnify, defend, and hold Landlord harmless against loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay and costs incurred by Landlord in returning the Premises to the required condition, plus interest at the Agreed Interest Rate. If Tenant remains in possession of the Premises after the Expiration Date or sooner termination of this Lease without Landlord's consent, Tenant's continued possession shall be on the basis of a tenancy at sufferance and Tenant shall pay as rent during the holdover period an amount equal to one hundred fifty percent (150%) of the Base Monthly Rent due in the month preceding the earlier termination or Expiration Date, as applicable, plus all other amounts payable by Tenant under this Lease. Any holding over shall otherwise be on the terms and conditions herein specified, except those provisions relating to the Lease Term and any options to extend or renew, which provisions shall be of no further force and effect. This provision shall survive the termination or expiration of the Lease.

7.   ALTERATIONS AND ADDITIONS:

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       separately with the Securities and Exchange Commission.

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Confidential Treatement Requested


     A. Tenant's Alterations: Tenant shall not make, or suffer to be made, any alteration or addition to the Premises ("Alterations"), or any part thereof, without obtaining Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed, and delivering to Landlord the proposed architectural and structural plans for all such Alterations at least fifteen (15) days prior to the start of construction. After obtaining Landlord's consent, which consent shall state whether or not Landlord will require Tenant to remove such Alteration at the expiration or earlier termination of this Lease, Tenant shall not proceed to make such Alterations until Tenant has obtained all required governmental approvals and permits. Tenant agrees to provide Landlord (i) written notice of the anticipated and actual start-date of the work, (ii) a complete set of half-size (15" X 21") vellum as-built drawings, and (iii) a certificate of occupancy for the work (if applicable) upon completion of the Alterations. All Alterations shall be constructed in compliance with all applicable building codes and laws including, without limitation, the Americans with Disabilities Act of 1990 as amended from time to time. Prior to the Expiration Date, all Alterations shall remain the property of Tenant. Upon the Expiration Date, all Alterations, except movable furniture and trade fixtures of the type described on Exhibit 7.A., shall become a part of the realty and belong to Landlord but shall nevertheless be subject to removal by Tenant as provided in Section 6 above. Alterations which are not deemed as trade fixtures include heating, lighting, electrical systems, air conditioning, walls, carpeting, or any other installation which has become an integral part of the Premises. All Alterations shall be maintained, replaced or repaired by Tenant at its sole cost and expense.

Notwithstanding the foregoing, Tenant shall be entitled, without obtaining Landlord's consent, to make Alterations which do not affect the Building structure or mechanical systems and which do not cost more than Two Hundred Fifty Thousand Dollars ($250,000.00) per Alteration ("Permitted Alterations"); provided, however, that: (i) Tenant shall still be required to comply with all other provisions of this paragraph; and (ii) Landlord may elect to have Tenant remove such Permitted Alterations at the expiration or earlier termination of the Lease, unless Tenant has notified Landlord of such Permitted Alterations at least ten (10) days prior to commencing construction and received approval from Landlord that such Permitted Alterations will not be required to be removed at the expiration of the Lease.

     B. Free From Liens: Tenant shall keep the Premises free from all liens arising out of work performed, materials furnished, or obligations incurred by Tenant or claimed to have been performed for Tenant. In the event Tenant fails to discharge any such lien within twenty (20) days after receiving notice of the filing, Landlord shall be entitled to discharge the lien at Tenant's expense and all resulting costs incurred by Landlord, including attorney's fees shall be due immediately from Tenant as additional rent, unless Tenant has provided a bond to release the lien.

     C. Compliance With Governmental Regulations: The term Laws or Governmental Regulations shall include all federal, state, county, city or governmental agency laws, statutes, ordinances, standards, rules, requirements, or orders now in force or hereafter enacted, promulgated, or issued. The term also includes government measures regulating or enforcing public access, traffic mitigation, occupational, health, or safety standards for employers, employees, landlords, or tenants. Tenant, at Tenant's sole expense will comply with all such Governmental Regulations applicable to the Premises or the Tenant's use of the Premises and shall make all repairs, replacements, alterations, or improvements necessary to comply with said Governmental Regulations unless they are covered by Landlord's warranty under Section 6.A. The judgment of any court of competent jurisdiction or the admission of Tenant in any action or proceeding against Tenant (whether Landlord be a party thereto or not) that Tenant has violated any such law, regulation or other requirement in its use of the Premises shall be

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conclusive of that fact as between Landlord and Tenant.

8.   MAINTENANCE OF PREMISES:

     A. Landlord's Obligations: Landlord at its sole cost and expense (and not as part of Reimbursable Operating Costs) shall maintain in good condition, order, and repair, and replace as and when necessary, the foundation pad (including the existing moisture barrier as warrantied in Lease Section 6.A. above) exterior load bearing walls and roof structure of the Building Shell. Landlord shall also maintain, subject to reimbursement by Tenant pursuant to Sections 8.C. and 8.D. below, the Common Area (including the electrical transformers and connections running from the transformers to the Building's electrical panels).

     B. Tenant's Obligations: Tenant shall clean, maintain, repair and replace when necessary the Premises and every part thereof (except for those portions for which Landlord is responsible pursuant to Section 8.A. above) through regular inspections and servicing, including but not limited to: (i) all plumbing and sewage facilities within the Building, (ii) all heating ventilating and air conditioning facilities and equipment, (iii) all fixtures, interior walls, floors, carpets and ceilings, (iv) all windows, door entrances, plate glass and glazing systems including caulking, and skylights, (v) all electrical facilities and equipment, (vi) all automatic fire extinguisher equipment, (vii) all elevator equipment, and (viii) the roof membrane system. All wall surfaces and floor tile are to be maintained in an as good a condition as when Tenant took possession and holes, gouges, or defacements caused by Tenant shall be repaired by Tenant.

     C.   Landlord and Tenant's Obligations Regarding Reimbursable Operating
Costs: In addition to the direct payment by Tenant of expenses as provided in Sections 8.B, 9, 10 and 11 of this Lease, Tenant agrees to reimburse Landlord for Tenant's Allocable Share (as defined in Section 8.E below) of Reimbursable Operating Costs (as defined in Section 8.D below) resulting from Landlord payment of expenses related to the Building or Project which are not otherwise paid by Tenant directly. Tenant agrees to pay its Allocable Share of the Reimbursable Operating Costs as additional rental within ten (10) business days of written invoice from Landlord.

     D. Reimbursable Operating Costs: For purposes of calculating Tenant's Allocable Share of Building and Project Costs, the term "Reimbursable Operating Costs" is defined as all costs and expenses of the nature hereinafter described which are reasonably incurred by Landlord in connection with ownership and operation of the Building or the Project in which the Premises are located, together with such additional facilities as may be reasonably determined by Landlord to be reasonably desirable or necessary to the ownership and operation of the Building and/or Project. All costs and expenses shall be determined in accordance with generally accepted accounting principles which shall be consistently applied, including but not limited to the following: (i) Common Area utilities, including water, power, telephone, heating, lighting, air conditioning, ventilating, and Building utilities to the extent not separately metered; (ii) Common Area maintenance and service agreements and the equipment therein, including without limitation, Common Area janitorial services, alarm and security services, exterior window cleaning, and maintenance of the sidewalks, landscaping, waterscape, roof membrane, parking areas, driveways, service areas, mechanical rooms, elevators, and the building exterior; (iii) insurance premiums and costs, including without limitation, the premiums and cost of fire, casualty and liability coverage and rental abatement and, if elected by Landlord, earthquake insurance applicable to the Building or Project;
(iv) repairs, replacements and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and repairs or alterations attributable solely to tenants of the Building or Project other than Tenant); and (v) all real estate taxes and assessment installments or other impositions or charges which may be

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levied on the Building or Project, upon the occupancy of the Building or Project and including any substitute or additional charges which may be imposed during, or applicable to the Lease Term including real estate tax increases due to a sale, transfer or other change of ownership of the Building or Project (subject to the limitation set forth in Section 10 below), as such taxes are levied or appear on the City and County tax bills and assessment rolls. Landlord shall have no obligation to provide guard services or other security measures for the benefit of the Project. Tenant assumes all responsibility for the protection of Tenant and Tenant's Agents from acts of third parties; provided, however, that nothing contained herein shall prevent Landlord, at its sole option, from providing security measures for the Project. The provision for payment of Reimbursable Operating Costs by means of periodic payment of Tenant's Allocable Share of Building and/or Project Costs is intended to pass on to Tenant and reimburse Landlord for all costs of operating and managing the Building and/or Project, except for those costs expressly set forth as Landlord's responsibility under this Lease.

Notwithstanding anything to the contrary contained in this Lease, the following shall not be included within Reimbursable Operating Costs: (i) leasing commissions, attorneys' fees, costs, disbursements, and other expenses incurred in connection with negotiations or disputes with tenants or in connection with leasing, renovating, or improving space for tenants or other occupants or prospective tenants or other occupants of the Building or the Project, or in connection with a transfer of ownership of the Building or Project; (ii) the cost of any service sold to any tenant (including Tenant) or other occupant for which Landlord is entitled to be reimbursed as an additional charge or rental over and above the basic rent and escalations payable under the lease with that tenant; (iii) any depreciation on the Building or the Project; (iv) expenses in connection with services or other benefits of a type that are not provided to Tenant but which are provided another tenant or occupant of the Building or Project; (v) costs incurred due to Landlord's violation of any terms or conditions of this Lease or any other lease relating to the Building or Project;
(vi) overhead profit increments paid to Landlord's subsidiaries or affiliates for services on or to the Building or Project or for supplies or other materials to the extent that the cost of the services, supplies, or materials exceeds the cost that would have been paid had the services, supplies, or materials been provided by unaffiliated parties on a competitive basis; (vii) all interest, loan fees, and other carrying costs related to any mortgage or deed of trust or related to any capital item, and all rental and other payable due under any ground or underlying lease, or any lease for any equipment ordinarily considered to be of a capital nature (except janitorial equipment which is not affixed to the Building); (viii) any compensation paid to clerks, attendants, or other persons in commercial concessions operated by Landlord; (ix) advertising and promotional expenditures; (x) costs of repairs and other work occasioned by fire, windstorm, or other casualty of an insurable nature to the extent such costs are either insured by Landlord or required under this Lease to be insured by Landlord; (xi) any costs, fines, or penalties incurred due to violations by Landlord of any governmental law, permit, regulation or ordinance, this Lease or any other lease in the Project, or due to Landlord's negligence or willful misconduct; (xii) costs for sculpture, paintings, or other objects of art (nor insurance thereon or extraordinary security in connection therewith); (xiii) wages, salaries, or other compensation paid to any executive employees above the grade of building manager; (xiv) the cost of correcting any defects, any building code violations or other violations which were defects or violations prior to the Commencement Date; (xv) the cost of containing, removing, or otherwise remediating any contamination of the Project (including the underlying land and ground water) by any toxic or hazardous materials where such contamination was not caused by Tenant or its agents, invitees, employees, or suppliers; (xvi) reserves for any Reimbursable Operating Costs; (xvii) repairs and maintenance to buildings of the Project in

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which Tenant is not an occupant, and (xviii) any property management or similar fee; (xix) reserves for capital improvements; and (xx) any costs for items which Landlord is financially responsible under this Lease pursuant to Sections 6.A. and 8.A. above.

     E. Tenant's Allocable Share: For purposes of prorating Reimbursable Operating Costs which Tenant shall pay, Tenant's Allocable Share of Reimbursable Operating Costs shall be computed by multiplying the Reimbursable Operating Costs by a fraction, the numerator of which is the rentable square footage of the Premises and the denominator of which is either the total rentable square footage of the Building if the service or cost is allocable only to the Building, or the total square footage of the Project if the service or cost is allocable to the entire Project. Tenant's obligation to share in Reimbursable Operating Costs shall be adjusted to reflect the Lease Commencement and Expiration dates and is subject to recalculation in the event of expansion of the Premises, Building or Project.

     F. Capital Improvements: If as a part of Tenant's fulfillment of its maintenance obligations under this Section 8, a capital improvement or replacement to the Premises is paid for by Tenant which costs in excess of Twenty Five Thousand Dollars ($25,000.00), Landlord shall reimburse Tenant for the cost of the replacement less the sum of (i) Twenty Five Thousand Dollars ($25,000.00) plus (ii) that portion of the remaining cost equal to the product of such total cost multiplied by a fraction, the numerator of which is the number of years remaining in the Lease Term, the denominator of which is the useful life (in years) of the replacement, as reasonably determined in accordance with generally accepted accounting principles. If the capital improvement is made during the initial Lease Term, Tenant's share shall initially be based on the initial Lease Term and if Tenant thereafter exercises its renewal option, then upon the commencement of the Option term, an adjustment shall be made so that during the Option Term Tenant shall reimburse Landlord an amount determined by multiplying the cost of the capital improvement by a fraction, the numerator of which is the sum of the Lease Term remaining at the time the capital expenditure was made and the Option Term and the denominator of which is the useful life of the capital improvement.

     G. Waiver of Liability: Failure by Landlord to perform any defined services, or any cessation thereof, when such failure is caused by accident, breakage, repairs, strikes, lockout or other labor disturbances or labor disputes of any character or by any other cause, similar or dissimilar, shall not render Landlord liable to Tenant in any respect, including damages to either person or property, nor be construed as an eviction of Tenant, nor cause an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. Should any equipment or machinery utilized in supplying the services listed herein break down or for any cause cease to function properly, upon receipt of written notice from Tenant of any deficiency or failure of any services, Landlord shall use reasonable diligence to repair the same promptly, but Tenant shall have no right to terminate this Lease and shall have no claim for rebate of rent or damages on account of any interruptions in service occasioned thereby or resulting therefrom. Tenant waives the provisions of California Civil Code Sections 1941 and 1942 concerning the Landlord's obligation of tenantability and Tenant's right to make repairs and deduct the cost of such repairs from the rent. Landlord shall not be liable for a loss of or injury to person or property, however occurring, through or in connection with or incidental to furnishing, or its failure to furnish, any of the foregoing.

     H. Audit Rights: Tenant shall have the right, at Tenant's sole cost and expense, provided Tenant utilizes a Certified Public Accountant ("CPA"), upon at least thirty (30) days prior notice to Landlord at any time during regular business hours, and no more frequently than twice per calendar year, to audit Landlord's records pertaining to Operating Expenses for the immediately previous calendar year only. Any disputes between Landlord and

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Tenant concerning Landlord's accounting of Additional Rent shall be resolved using generally accepted accounting principles ("GAAP"). If it is determined from Tenant's audit of such operating expenses that Tenant was overcharged by more than three percent (3%), such overcharge shall entitle Tenant to credit against its next payment of Reimbursable Operations Costs the amount of the overcharge and the costs incurred by Tenant with the audit (and, if such credit occurs following the expiration of the Term, Landlord shall pay the amount of such credit to Tenant within thirty (30) days after Landlord's receipt of an invoice from Tenant). If the audit determines that the Tenant was overcharged less than three percent (3%), such overcharge shall entitle Tenant to credit against its next payment of Reimbursable Operations Costs the amount of the overcharge and Tenant shall pay for all costs incurred by Tenant with the audit. If the audit shall determine that Tenant was undercharged for the Reimbursable Operations Costs, Tenant shall promptly pay the amount of such undercharge to Landlord and Tenant shall pay for all costs incurred by Tenant with the audit. Permitted Assignees of Tenant may only audit periods for which they occupy the Premises and subtenants of Tenant are not entitled to any audit rights. Tenant agrees to keep all information thereby obtained by Tenant confidential.

9.   HAZARD INSURANCE:

     A. Tenant's Use: Tenant shall not use or permit the Premises, or any part thereof, to be used for any purpose other than that for which the Premises are hereby leased; and no use of the Premises shall be made or permitted, nor acts done, which will cause an increase in premiums or a cancellation of any insurance policy covering the Premises or any part thereof, nor shall Tenant sell or permit to be sold, kept, or used in or about the Premises, any article prohibited by the standard form of fire insurance policies. Tenant shall, at its sole cost, comply with all requirements of any insurance company or organization necessary for the maintenance of reasonable fire and public liability insurance covering the Premises and appurtenances.

     B. Landlord's Insurance: Landlord agrees to purchase and keep in force All Risk and fire insurance in an amount equal to the replacement cost of the Building (not including any Alterations paid for by Tenant) as determined by Landlord's insurance company's appraisers. At Landlord's election, such fire and property damage insurance may be endorsed to cover loss caused by such additional perils against which Landlord may elect to insure, including earthquake, flood or terrorist acts, and shall contain reasonable deductibles. Notwithstanding the foregoing, Tenant's obligation to pay for the cost of any earthquake insurance premiums shall be limited to an amount equal to three (3) times the cost of the All Risk and fire insurance premiums. Additionally Landlord may maintain a policy of (i) commercial general liability insurance insuring Landlord (and such others designated by Landlord) against liability for personal injury, bodily injury, death and damage to property occurring or resulting from an occurrence in, on or about the Premises or Project in an amount as Landlord determines is reasonably necessary for its protection, and
(ii) rental loss insurance covering a twelve (12) month period. Tenant agrees to pay Landlord as additional rent, on demand, Tenant's Allocable Share of the full cost of said insurance as evidenced by insurance billings to Landlord, and in the event of damage covered by said insurance, the amount of Tenant's Allocable Share of any deductible under such policy. Payment shall be due to Landlord within ten (10) days after written invoice to Tenant. It is understood and agreed that Tenant's obligation under this Section will be prorated to reflect the Lease Commencement and Expiration Dates.

     C. Tenant's Insurance: Tenant agrees, at its sole cost, to insure its personal property and Alterations against damage for their full replacement value (without depreciation). Said insurance shall provide All Risk and fire coverage equal to the replacement cost of said property. The property casualty insurance

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provided by Tenant as required by this paragraph shall be carried in favor of
Landlord and Tenant as their respective interests may appear and shall provide that any loss to Tenant's Alterations shall be adjusted with and be payable to both Landlord and Tenant. Tenant shall deliver a copy of the policy and renewal certificate to Landlord. Tenant agrees, at its sole cost, and to obtain worker's compensation and Commercial General Liability insurance for occurrences within the Premises with a combined single limit of not less than Five Million Dollars ($5,000,000.00). Tenant's liability insurance shall be primary insurance containing a cross-liability endorsement, and shall provide coverage on an "occurrence" rather than on a "claims made" basis. All such insurance shall provide for severability of interests; shall provide that an act or omission of one of the named (additional) insureds shall not reduce or avoid coverage to the other named (additional insureds). Tenant shall name Landlord and Landlord's lender as an additional insured and shall deliver a copy of the policies and renewal certificates to Landlord. All insurance policies required under this section shall provide for thirty (30) days' prior written notice to Landlord of any cancellation, termination, or reduction in coverage. Notwithstanding the above, Landlord retains the right to have Tenant provide other forms of insurance which may be reasonably required to cover future risks.

     D. Waiver: Landlord and Tenant hereby waive all tort, contract or other rights each may have against the other on account of any loss or damage sustained by Landlord or Tenant, as the case may be, or to the Premises or its contents, which may arise from any risk covered by their respective insurance policies (or which would have been covered had such insurance policies been maintained in accordance with this Lease) as set forth above. The Parties shall each obtain from their respective insurance companies a waiver of any right of subrogation which said insurance company may have against Landlord or Tenant, as the case may be.

10. TAXES: Tenant shall be liable for and shall pay as additional rental, prior to delinquency, the following: (i) all taxes and assessments levied against Tenant's personal property and trade or business fixtures; (ii) all real estate taxes and assessment installments or other impositions or charges which may be levied on the Premises or upon the occupancy of the Premises, including any substitute or additional charges which may be imposed applicable to the Lease Term; and (iii) real estate tax increases due to an increase in assessed value resulting from a sale, transfer or other change of ownership of the Premises as it appears on the City and County tax bills during the Lease Term provided, however, that if property taxes increase during the first two years of the initial Lease Term as a result of a reassessment due to a voluntary change of ownership, Tenant shall not be responsible for payment of any resulting increase; and thereafter, if property taxes increase as a result of a reassessment due to a voluntary change of ownership, Tenant shall be responsible for payment of only fifty percent (50%) of the property tax increase during the first year after the reassessment, and thereafter Tenant shall be responsible for payment of the entire tax increase. All real estate taxes shall be prorated to reflect the Lease Commencement and Expiration Dates. If, at any time during the Lease Term a tax, excise on rents, business license tax or any other tax, however described, is levied or assessed against Landlord as a substitute or addition, in whole or in part, for taxes assessed or imposed on land or Buildings, Tenant shall pay and discharge its pro rata share of such tax or excise on rents or other tax before it becomes delinquent; except that this provision is not intended to cover net income taxes, inheritance, gift or estate tax imposed upon Landlord. In the event that a tax is placed, levied, or assessed against Landlord and the taxing authority takes the position that Tenant cannot pay and discharge its pro rata share of such tax on behalf of Landlord, then at Landlord's sole election, Landlord may increase the Base Monthly Rent by the exact amount of such tax and Tenant shall pay such increase. If by virtue of any application or proceeding brought by Landlord, there results a reduction

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in the assessed value of the Premises during the Lease Term, Tenant agrees to pay Landlord a fee consistent with the fees charged by a third party appeal firm for such services to the extent such fee does not exceed the reduction in the amount of Taxes owing in the calendar year in which such application or proceeding is filed. Tenant, at its cost, shall have the right at any time to seek a reduction in or otherwise contest any Taxes for which it is obligated to reimburse Landlord pursuant by action or proceeding against the entity with authority to assess or impose the same. Landlord shall not be required to join in any proceeding or action brought by Tenant unless the provisions of applicable laws require that such proceeding or action be brought by or in the name of Landlord, in which event Landlord shall join in such proceeding or action or permit it to be brought in Landlord's name, provided that Tenant protect, indemnify, and hold Landlord free and harmless from and against any liability, cost or expense in connection with such proceeding or contest. Tenant shall continue, during the pendency of such proceeding or action, to pay the Taxes as required under this Lease. If Tenant is successful in such action or proceeding, Landlord shall reimburse to Tenant Tenant's Allocable Share of the reduction in Taxes realized by Tenant in such contest or proceeding within thirty (30) days after the amount of such reduction has been determined. may be.

11. UTILITIES: Tenant shall pay directly to the providing utility all water, gas, electric, telephone, and other utilities supplied to the Premises. Landlord shall not be liable for loss of or injury to person or property, however occurring, through or in connection with or incidental to furnishing or the utility company's failure to furnish utilities to the Premises, and in such event Tenant shall not be entitled to abatement or reduction of any portion of Base Monthly Rent or any other amount payable under this Lease. Landlord and Tenant acknowledge that the cooling towers located behind Building 3, which are a part of the Premises, provide cooling to Buildings 1, 2 and 3. In the event Building 2 is leased to a third party ("Building 2 Tenant"), Tenant agrees to provide cooling services to the Building 2 Tenant conditioned upon the following: Building 2 Tenant's execution and delivery to Tenant of an agreement, in form and substance reasonably satisfactory to Tenant, which (i) authorizes Tenant to bill the Building 2 Tenant for its pro rata share of utilities and maintenance related to the cooling tower at a rate acceptable to Tenant and Building 2 Tenant, and (ii) provides that Tenant shall not be held liable for loss of or injury to person or property, however occurring, through or in connection with or incidental to furnishing or failure to furnish cooling services to Building 2.

12.  TOXIC WASTE AND ENVIRONMENTAL DAMAGE:

     A. Use of Hazardous Material: Without the prior written consent of Landlord, Tenant or Tenant's agents, employees, contractors, subtenants or invitees ("Tenant's Agents") shall not cause or permit any Hazardous Material, as defined below, to be generated, brought onto, used, stored, created, released or disposed of in or about the Premises, except that Tenant may use and store small quantities of common household cleaners and office supplies on the Premises and such quantities as are required for the operation of Tenant's biopharmaceutical business, provided such use and storage is in strict compliance with all Environmental Laws, as defined below. As used herein, the term "Hazardous Material" shall mean any substance, material or waste (whether liquid, solid or gaseous), which is a pollutant or contaminant, or which is hazardous, toxic, ignitable, reactive, corrosive, dangerous, harmful or injurious, or which presents a risk to public health or the environment, or which is or may become regulated by or under the authority of any Environmental Laws, as defined below, including, without limitation, asbestos or asbestos containing materials, petroleum products, pesticides, polychlorinated biphenyls, flammable explosives, radioactive materials and urea formaldehyde. As used herein, the term "Environmental Laws" shall mean any present or future federal, state or local law, whether

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       separately with the Securities and Exchange Commission.

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common law, statute, rule, regulation or ordinance, judgment, order, or other governmental restriction, guideline, listing or requirement, relating to the environment or any Hazardous Material, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. (S)9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. (S)6901 et seq., and applicable provisions of the California Health and Safety Code and the California Water Code, all as heretofore or hereafter may be amended from time to time. In order to obtain consent, Tenant shall deliver to Landlord its written proposal describing the Hazardous Material to be brought onto the Premises, measures to be taken for storage and disposal thereof, and safety measures to be employed to prevent pollution or contamination of the air, soil, surface and ground water. Landlord's approval may be withheld in its reasonable judgment. In the event Landlord consents to Tenant's use of Hazardous Materials on the Premises or such consent is not required, Tenant represents and warrants that it shall comply with all Governmental Regulations applicable to Hazardous Material including doing the following: (i) adhere to all reporting and inspection requirements imposed by Federal, State, County or Municipal laws, ordinances or regulations and provide Landlord a copy of any such reports or agency inspections; (ii) obtain and provide Landlord copies of all necessary permits required for the use and handling of Hazardous Material on the Premises; (iii) enforce Hazardous Material handling and disposal practices consistent with industry standards; (iv) surrender the Premises free from any Hazardous Materials arising from Tenant's generating, bringing, using, storing, creating, releasing, or disposing of Hazardous Material; and (v) properly close the facility with regard to Hazardous Material including the removal or decontamination of any process piping, mechanical ducting, storage tanks, containers, or trenches which have come into contact with Hazardous Material and obtaining a closure certificate from the local administering agency prior to the Expiration Date.

     B. Tenant's Indemnity Regarding Hazardous Material: Tenant shall, at its sole cost and expense and with counsel reasonably acceptable to Landlord, indemnify, defend and hold harmless Landlord and Landlord's trustees, shareholders, directors, officers, employees, partners, affiliates, agents, successors and assigns from, and against any and all claims, liabilities, obligations, penalties, fines, actions, costs or expenses incurred or suffered arising from generating, bringing, using, storing, creating, releasing or disposing of Hazardous Material by Tenant or Tenant's Agents in or about the Premises, or the violation of any Governmental Regulation or Environmental Laws by Tenant or Tenant's Agents. This indemnification applies whether or not the concentrations of any such Hazardous Material exceed applicable maximum contaminant or action levels or any governmental agency has issued a cleanup order. Tenant's indemnification, defense, and hold harmless obligations include, without limitation, the following: (i) claims, liabilities, costs or expenses resulting from or based upon administrative, judicial (civil or criminal) or other action, legal or equitable, brought by any private or public person under present or future laws, including Environmental Laws; (ii) claims, liabilities, costs or expenses pertaining to the identification, monitoring, cleanup, containment, or removal of Hazardous Material from soils, riverbeds or aquifers including the provision of an alternative public drinking water source; (iii) losses attributable to diminution in the value of the Premises or the Building
(iv) loss or restriction of use of rentable space in the Building; (v) adverse effect on the marketing of any space in the Building; and (vi) all other liabilities, obligations, penalties, fines, claims, actions (including remedial or enforcement actions of any kind and administrative or judicial proceedings, orders or judgments), damages (including consequential and punitive damages), and costs (including attorney, consultant, and expert fees and expenses) resulting from the release or violation. This Section 12.B shall survive the expiration or termination of this Lease.

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     C.   Notice of Release or Violation:  If, during the Lease Term (including any extensions), Tenant becomes aware of (i) any actual or threatened release of a Hazardous Material on, under or about the Premises or (ii) any inquiry, investigation, proceeding, claim, notice or order by any private or public person or entity regarding the presence of Hazardous Material on, under or about the Premises, including alleged violations of Environmental Laws by Tenant or Tenant's Agents., Tenant shall give Landlord written notice of the release or investigation within five (5) days after learning of it and shall simultaneously and thereafter furnish Landlord with copies of any claims, notices of violation, reports, or other writings received by Tenant concerning the release or investigation. In the event of an actual release of Hazardous Materials, Tenant shall also give Landlord prompt verbal notice of such release.

          In the event of any release on or into the Premises or into the soil or ground water under the Premises, the Building or the Project of any Hazardous Materials used, treated, stored or disposed of by Tenant or Tenant's Agents, Tenant agrees to comply, at its sole cost, with all laws, regulations, ordinances and orders of any federal, state or local agency relating to the monitoring or remediation of such Hazardous Materials. In the event of any such release of Hazardous Materials Tenant shall immediately give verbal and follow-up written notice of the release to Landlord, and Tenant agrees to meet and confer with Landlord and its Lender to attempt to eliminate and mitigate any financial exposure to such Lender and resultant exposure to Landlord under California Code of Civil Procedure Section 736(b) as a result of such release, and promptly to take reasonable monitoring, cleanup and remedial steps given, inter alia, the historical uses to which the Property has and continues to be used, the risks to public health posed by the release, the then available technology and the costs of remediation, cleanup and monitoring, consistent with acceptable customary practices for the type and severity of such contamination and all applicable laws. Nothing in the preceding sentence shall eliminate, modify or reduce the obligation of Tenant under 12.B of this Lease to indemnify, defend and hold Landlord harmless from any claims liabilities, costs or expenses incurred or suffered by Landlord. Tenant shall provide Landlord prompt written notice of Tenant's monitoring, cleanup and remedial steps.

     In the absence of an order of any federal, state or local governmental or quasi-governmental agency relating to the cleanup, remediation or other response action required by applicable law, any dispute arising between Landlord and Tenant concerning Tenant's obligation to Landlord under this Section 12.C concerning the level, method, and manner of cleanup, remediation or response action required in connection with such a release of Hazardous Materials shall be resolved by mediation pursuant to this Lease.

     D. Remediation Obligations: In the event of any release on, under or about the Premises of any Hazardous Material generated, brought onto, used, stored, created or disposed of by Tenant or Tenant's Agents, Tenant shall, at its sole cost, promptly take all necessary and appropriate actions, in compliance with applicable Environmental Laws, to remove or remediate such Hazardous Material, whether or not any governmental agency has issued a cleanup order, so as to remove (if applicable) and remediate the such Hazardous Materials and return the Premises to a condition in compliance with applicable Environmental Laws. Tenant shall obtain Landlord's written consent prior to implementing any proposed removal or remedial action, provided, however, that Tenant shall be entitled to respond immediately to an emergency without first obtaining Landlord's written consent. Nothing in the preceding sentence shall in any way eliminate, modify or reduce the obligation of Tenant under 12.B of this Lease to indemnify, defend and hold Landlord harmless from any claims, liabilities, costs or expenses incurred or suffered by Landlord.

     E.   Environmental Monitoring: So long

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as it does not materially interfere with Tenant's use of the Premises, Landlord and its agents shall have the right to inspect, investigate, sample and monitor the Premises, including any air, soil, water, ground water, or to conduct any other sampling or testing, digging, drilling or analysis, to determine whether Tenant is complying with the terms of this Section 12. If Landlord discovers that Tenant is not in compliance with the terms of this Section 12, any costs incurred by Landlord in determining Tenant's non-compliance, including attorneys', consultants' and experts' fees, shall be due and payable by Tenant to Landlord within five (5) days following Landlord's written demand therefor. Landlord represents and warrants, to the best of its knowledge, that as of the Commencement Date there do not exist any Hazardous Materials on the Premises or the property on which the Premises are a part.

13. TENANT'S DEFAULT: The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant: (i) Tenant's failure to pay the Base Monthly Rent including additional rent or any other payment due under this Lease by the date such amount is due where such failure continues for three (3) business days after Tenants receipt of Landlord's notice that Rent was not received, (ii) the abandonment of the Premises by Tenant; (iii) Tenant's failure to observe and perform any other required provision of this Lease, where such failure continues for thirty (30) days after written notice from Landlord provided however, that if the nature of the default is such that it cannot reasonably be cured within the 30-day period, Tenant shall not be deemed in default if it commences within such period to cure, and thereafter diligently prosecutes the same to completion; (iv) Tenant's making of any general assignment for the benefit of creditors; (v) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed after the filing); (vi) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty
(30) days; (vii) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days; (viii) a default by Tenant under the Building 1 Lease; or (ix) the occurrence of any other event described as a default elsewhere in this Lease or any amendment thereto regardless of whether such event is defined as a material default and breach of this Lease in this Paragraph 13.

     A. Remedies: In the event of any such default by Tenant, then in addition to other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event Landlord elects to so terminate this Lease, Landlord may recover from Tenant all the following: (i) the worth at time of award of any unpaid rent which had been earned at the time of such termination; (ii) the worth at time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss for the same period that Tenant proves could have been reasonably avoided; (iii) the worth at time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; (iv) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom; including the following: (x) expenses for repairing, altering or remodeling the Premises for purposes of reletting, (y) broker's fees, advertising costs or other expenses of reletting the Premises, and (z) costs of carrying the Premises such as taxes, insurance premiums, utilities and security precautions; and (v) at Landlord's election, such other amounts in

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addition to or in lieu of the foregoing as may be permitted by applicable
California law. The term "rent", as used herein, is defined as the minimum monthly installments of Base Monthly Rent and all other sums required to be paid by Tenant pursuant to this Lease, all such other sums being deemed as additional rent due hereunder. As used in (i) and (ii) above, "worth at the time of award" shall be computed by allowing interest at a rate equal to the discount rate of the Federal Reserve Bank of San Francisco plus five (5%) percent per annum. As used in (iii) above, "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one (1%) percent.

     B. Right to Re-enter: In the event of any such default by Tenant, Landlord shall have the right, after terminating this Lease, to re-enter the Premises and remove all persons and property. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, and disposed of by Landlord in any manner permitted by law.

     C. Continuation of Lease: If Landlord does not elect to terminate this Lease as provided in Section 13.A or 13.B above, then the provisions of California Civil Code Section 1951.4, (Landlord may continue the lease in effect after Tenant's breach and abandonment and recover rent as it becomes due if Tenant has a right to sublet and assign, subject only to reasonable limitations) as amended from time to time, shall apply and Landlord may from time to time, without terminating this Lease, either recover all rental as it becomes due or relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. In the event that Landlord elects to so relet, rentals received by Landlord from such reletting shall be applied in the following order to: (i) the payment of any indebtedness other than Base Monthly Rent due hereunder from Tenant to Landlord; (ii) the payment of any cost of such reletting; (iii) the payment of the cost of any alterations and repairs to the Premises; and (iv) the payment of Base Monthly Rent and other sums due and unpaid hereunder. The residual rentals, if any, shall be held by Landlord and applied in payment of future Base Monthly Rent as the same may become due and payable hereunder. Landlord shall have the obligation to market the space. In the event the portion of rentals received from such reletting which is applied to the payment of rent hereunder during any month be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

     D. No Termination: Landlord's re-entry or taking possession of the Premises pursuant to 13.B or 13.C shall not be construed as an election to terminate this Lease unless written notice of such intention is given to Tenant or unless the termination is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.

     E. Non-Waiver: Landlord may accept Tenant's payments without waiving any rights under this Lease, including rights under a previously served notice of default. No payment by Tenant or receipt by Landlord of a lesser amount than any installment of rent due shall be deemed as other than payment on account of the amount due. If Landlord accepts payments after serving a notice of default, Landlord may nevertheless commence and pursue an action to enforce rights and remedies under the previously served notice of default without giving Tenant any further notice or demand. Furthermore, the Landlord's acceptance of rent from the Tenant when the Tenant is holding

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over without express written consent does not convert Tenant's Tenancy from a tenancy at sufferance to a month to month tenancy. No waiver of any provision of this Lease shall be implied by any failure of Landlord to enforce any remedy for the violation of that provision, even if that violation continues or is repeated. Any waiver by Landlord of any provision of this Lease must be in writing. Such waiver shall affect only the provision specified and only for the time and in the manner stated in the writing. No delay or omission in the exercise of any right or remedy by Landlord shall impair such right or remedy or be construed as a waiver thereof by Landlord. No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute acceptance of the surrender of the Premises by Tenant before the Expiration Date. Only written notice from Landlord to Tenant of acceptance shall constitute such acceptance of surrender of the Premises. Landlord's consent to or approval of any act by Tenant which requires Landlord's consent or approvals shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

     F. Performance by Landlord: If Tenant fails to perform any obligation required under this Lease or by law or governmental regulation, Landlord in its reasonable discretion may (following notice to Tenant and a 3 business-day period for Tenant to perform or commence to perform) without waiving any rights or remedies and without releasing Tenant from its obligations hereunder, perform such obligation, in which event Tenant shall pay Landlord as additional rent all sums reasonably paid by Landlord in connection with such substitute performance, including interest at the Agreed Interest Rate (as defined in Section 21.J) within ten (10) days of Landlord's written notice for such payment.

     G. Habitual Default: The provisions of Section 13 notwithstanding, the Parties agree that if Tenant shall have defaulted in the performance of any (but not necessarily the same) term or condition of this Lease for three or more times during any twelve (12) month period during the Lease Term, then such conduct shall, at the election of the Landlord, represent a separate event of default which cannot be cured by Tenant. Tenant acknowledges that the purpose of this provision is to prevent repetitive defaults by Tenant, which work a hardship upon Landlord and deprive Landlord of Tenant's timely performance under this Lease.

14.  LANDLORD'S LIABILITY:

     A. Limitation on Landlord's Liability: In the event of Landlord's failure to perform any of its covenants or agreements under this Lease, Tenant shall give Landlord written notice of such failure and shall give Landlord thirty (30) days to cure or commence to cure such failure prior to any claim for breach or resultant damages, provided, however, that if the nature of the default is such that it cannot reasonably be cured within the 30-day period, Landlord shall not be deemed in default if it commences within such period to cure, and thereafter diligently prosecutes the same to completion; provided further that `Landlord shall promptly commence to cure any failure which involves life safety issues. In addition, upon any such failure by Landlord, Tenant shall give notice by registered or certified mail to any person or entity with a security interest in the Premises ("Mortgagee") that has provided Tenant with notice of its interest in the Premises, and shall provide Mortgagee a reasonable opportunity to cure such failure. Tenant agrees that each of the Mortgagees to whom this Lease has been assigned is an expressed third-party beneficiary hereof. Tenant waives any right under California Civil Code Section 1950.7 or any other present or future law to the collection of any payment or deposit from Mortgagee or any purchaser at a foreclosure sale of Mortgagee's interest unless Mortgagee or such purchaser shall have actually received and not refunded the applicable payment or deposit. Tenant further waives any right to terminate this Lease and to vacate the Premises on Landlord's default under this Lease except as otherwise specifically set forth in this Lease.

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     B.   Limitation on Tenant's Recourse:  If Landlord is a corporation, trust, partnership, joint venture, unincorporated association or other form of business entity, then (i) the obligations of Landlord shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals or representatives except to the extent of their property interest in the Project. Tenant shall have recourse only to the interest of Landlord in the Project for the satisfaction of the obligations of Landlord and shall not have recourse to any other assets of Landlord for the satisfaction of such obligations.

     C. Indemnification of Landlord: Except to the extent due to Landlord's gross negligence, willful misconduct, or breach of this Lease, as a material part of the consideration rendered to Landlord, Tenant hereby waives all claims against Landlord for damages to goods, wares and merchandise, and all other personal property in, upon or about said Premises and for injuries to persons in or about said Premises, from any cause arising at any time to the fullest extent permitted by law, and Tenant shall indemnify, defend with counsel reasonably acceptable to Landlord and hold Landlord, and their shareholders, directors, officers, trustees, employees, partners, affiliates and agents from any claims, liabilities, costs or expenses incurred or suffered arising from the use or occupancy of the Premises or any part of the Project by Tenant or Tenant's Agents, the acts or omissions of Tenant or Tenant's Agents, Tenant's breach of this Lease, or any damage or injury to person or property from any cause (except to the extent due to the gross negligence or willful misconduct of Landlord) including but not limited to the use or occupancy of the Premises or any part of the project by Tenant or Tenant's Agents, the acts or omissions of Tenant or Tenant's Agents, Tenant's breach of this Lease or from the failure of Tenant to keep the Premises in good condition and repair as herein provided. Further, in the event Landlord is made party to any litigation due to the acts or omission of Tenant or Tenant's Agents, Tenant will indemnify, defend (with counsel reasonably acceptable to Landlord) and hold Landlord harmless from any such claim or liability including Landlord's costs and expenses and reasonable attorney's fees incurred in defending such claims.

15.  DESTRUCTION OF PREMISES:

     A. Landlord's Obligation to Restore: In the event of a destruction of the Premises during the Lease Term Landlord and Tenant, to the extent of its Alterations, shall repair the same to a similar condition to that which existed prior to such destruction. Such destruction shall not annul or void this Lease; however, Tenant shall be entitled to a proportionate reduction of Base Monthly Rent while repairs are being made, such proportionate reduction to be based upon the extent to which the repairs interfere with Tenant's business in the Premises. In no event shall Landlord be required to replace or restore Alterations or Tenant's fixtures or personal property. Tenant shall be obligated to replace and restore all Alterations paid for by Tenant.

     B. Limitations on Landlord's Restoration Obligation: Notwithstanding the provisions of Section 15.A, Landlord shall have no obligation to repair, or restore the Premises if any of the following occur: (i) if in the reasonable and adequately supported view of a reputable architect or engineer selected by Landlord and Tenant, the repairs cannot be made in four hundred fifty (450) days from the date of receipt of all governmental approvals necessary under the laws and regulations of State, Federal, County or Municipal authorities, (ii) if the damage or destruction is not fully covered by the amount of the deductible and the insurance required to be maintained by Landlord (unless the casualty is due to Landlord's gross negligence or willful misconduct, in which case Landlord shall be obligated to rebuild or restore the same notwithstanding any insufficiency of insurance proceeds), (iii) the damage or destruction occurs in the last thirty (30) months of the Lease Term unless Tenant has exercised, or exercises within ten (10) days of the date of the casualty an option to extend the Lease Term, (iv) Tenant is in default pursuant to the

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provisions of Section 13 beyond any applicable notice and cure period, or (v)
Tenant has vacated the Premises for more than ninety (90) days prior to the casualty. In any such event Landlord may elect either to (i) complete the repair or restoration, or (ii) terminate this Lease by providing Tenant written notice of its election within sixty (60) days following the damage or destruction. If Landlord elects to repair or restore, this Lease shall continue in full force and effect. Tenant hereby waives the benefits and rights provided to Tenant by the provisions of Civil Code Sections 1932 and 1933. Notwithstanding anything to the contrary contained in this Lease:

     Landlord shall give notice to Tenant of its election to rebuild or not to rebuild the Premises within thirty (30) business days of the casualty to the Premises and such notice shall specify such architect's or engineer's reasonable estimate as to the time required to rebuild or restore the Premises;

     If Landlord fails to restore the Premises (including reasonable means of access thereto) within a period which is sixty days longer than the period stated in Landlord's notice to Tenant as the estimated rebuilding period, Tenant may terminate this Lease by delivering written notice to Landlord of such termination within ten (10) business days thereafter, in which event this Lease shall terminate as of the date of the giving of such notice.

16. CONDEMNATION: If any part of the Premises shall be taken for any public or quasi-public use, under any statute or by right of eminent domain or private purchase in lieu thereof, and only a part thereof remains which is susceptible of occupation hereunder, this Lease shall, as to the part so taken, terminate as of the day before title vests in the condemner or purchaser ("Vesting Date") and Base Monthly Rent payable hereunder shall be adjusted so that Tenant is required to pay for the remainder of the Lease Term only such portion of Base Monthly Rent as the value of the part remaining after such taking bears to the value of the entire Premises prior to such taking. Further, in the event of such partial taking, Landlord shall have the option to terminate this Lease as of the Vesting Date. If all of the Premises or such part thereof be taken so that there does not remain a portion susceptible for occupation hereunder, this Lease shall terminate on the Vesting Date. If part or all of the Premises be taken, all compensation awarded upon such taking shall go to Landlord, and Tenant shall have no claim thereto; except Landlord shall cooperate with Tenant, without cost to Landlord, to recover compensation for damage to or taking of any Alterations paid for by Tenant, or for Tenant's moving costs. Tenant hereby waives the provisions of California Code of Civil Procedures Section 1265.130 and any other similarly enacted statue, and the provisions of this Section 16 shall govern in the case of a taking.

17.  ASSIGNMENT, SUBLEASE, HYPOTHECATION:

     A.   Consent by Landlord:  Except for Permitted Transfers as defined in
Section 17.E, Tenant may not voluntarily, involuntarily or by operation of law, assign, sell or otherwise transfer all or any part of Tenant's interest in this Lease or in the Premises, cause or permit any part of the Premises to be sublet, occupied or used by anyone other than Tenant, or permit any person to succeed to any interest in this Lease or the Premises (all of the foregoing, excluding any Permitted Transfer, being referred to herein as a "Transfer") without the express written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. In the event Tenant desires to effectuate a Transfer, Tenant shall deliver to Landlord (1) executed counterparts of any agreement and of all ancillary agreements with the proposed transferee, (2) current financial statements of the transferee covering the preceding three years (if applicable), (3) the nature of the proposed transferee's business to be carried on in the Premises, (4) a statement outlining all consideration to be given on account of the Transfer, and (5) a current financial statement of Tenant. Landlord may condition its approval of any Transfer on receipt

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of a certification from both Tenant and the proposed transferee of all consideration to be paid to Tenant in connection with such Transfer. At Landlord's request, Tenant shall also provide additional information reasonably required by Landlord to determine whether it will consent to the proposed Transfer. Landlord shall have a fifteen (15) day period following receipt of all the foregoing within which to notify Tenant in writing that Landlord elects to:
(i) permit Tenant to Transfer such space to the named transferee on the terms and conditions set forth in the notice; or (ii) refuse consent. If Landlord should fail to notify Tenant in writing of such election within the 15-day period, Landlord shall be deemed to have elected option (i) above. Landlord's consent to the proposed Transfer shall not be unreasonably withheld, conditioned or delayed, provided and upon the condition that: (i) the proposed transferee is engaged in a business that is limited to a use permitted under this Lease; (ii) the proposed transfer agreement is in form reasonably satisfactory to Landlord;
(iii) the proposed Transfer will not result in there being greater than three
(3) subtenants or other occupants (not including employees) within the Premises at any time during the Lease Term; and (iv) Tenant reimburses Landlord on demand for any costs up to $3,000.00 per Transfer that may be incurred by Landlord in connection with said Transfer, including the costs of making investigations as to the acceptability of the proposed transferee and legal costs incurred in connection with the granting or denial of any requested consent. In the event all or any one of the foregoing conditions are not satisfied (without limiting other factors that may be considered by Landlord in connection with a requested Transfer), Landlord shall be considered to have acted reasonably if it withholds its consent. Tenant shall not hypothecate, mortgage, pledge or otherwise encumber Tenant's interest in this Lease or the Premises or otherwise use the Lease as a security device in any manner without the consent of Landlord, (all of the foregoing being an "Hypothecation") which consent Landlord may withhold in its sole discretion. Tenant shall reimburse Landlord on demand for any costs that may be incurred by Landlord in connection with an Hypothecation, including legal costs incurred in connection with the granting or denial of any requested consent. Landlord's consent to one or more Transfers or Hypothecations shall not operate to exhaust Tenant's obligation to obtain Landlord's consent to other Transfers or Hypothecations nor constitute consent to an assignment or other Transfer following foreclosure of any permitted lien, mortgage or other encumbrance. If Tenant is a corporation, limited liability company, unincorporated association, partnership or other legal entity, the sale, assignment, transfer or hypothecation of any stock, membership or other ownership interest in such entity (whether occurring at one time or over a period of time) in the aggregate of more than fifty percent (50%) (determined cumulatively) shall be deemed an assignment of this Lease; in the case of a partnership, any withdrawal or substitution (whether occurring at one time or over a period of time) of any partners owning fifty percent (50%) or more (cumulatively) of the partnership, or the dissolution of the partnership shall be deemed an assignment of this Lease; provided that, subject to Section 17.D below, the foregoing provisions of this sentence shall not apply to a transfer of stock in a corporation whose stock is publicly traded on a public stock exchange. If Tenant is a corporation whose stock is not publicly traded on a public stock exchange, any dissolution, merger, consolidation or reorganization of Tenant shall be deemed a Transfer.

     B. Assignment or Subletting Consideration: Landlord and Tenant hereby agree that fifty percent (50%) of any rent or other economic consideration (including without limitation, payments for trade fixtures and personal property in excess of the fair market value thereof, stock, warrants, and options) in excess of the Base Monthly Rent payable hereunder (after deducting therefrom Reasonable Transfer Costs (defined below)) (i) realized by Tenant in connection with any Transfer by Tenant, and/or (ii) realized by a subtenant or any other person or entity (other than Tenant) (any such subtenant, person or entity being a "Subsequent Transferor") in

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connection with a sublease, assignment or other Transfer by such Subsequent
Transferor, shall be paid by Tenant to Landlord promptly after such amounts are paid to Tenant or a Subsequent Transferor, regardless of the amount of subrent the Subsequent Transferor pays to Tenant or any prior Subsequent Transferor. As used in this Section 17.B, "Reasonable Transfer Costs" shall mean the following costs, to the extent reasonably incurred in connection with the Transfer in question: (i) legal fees, advertising costs and brokerage commissions payable to unaffiliated third parties, and (ii) tenant improvement costs incurred solely in connection with such Transfer and unamortized costs of Tenant Alterations paid by Tenant and specifically related to the area affected by the Transfer. In the case of a Transfer other than an assignment of Tenant's entire interest in the Lease and Premises, Reasonable Transfer Costs shall be amortized on a straight line basis, without interest, over the initial term of the Transfer. Tenant's obligation to pay over Landlord's portion of the consideration constitutes an obligation for additional rent hereunder. The above provisions relating to Landlord's right to terminate the Lease and relating to the allocation of excess rent are independently negotiated terms of the Lease which constitute a material inducement for the Landlord to enter into the Lease, and are agreed by the Parties to be commercially reasonable. No Transfer by Tenant shall relieve it of any obligation under this Lease. Any Transfer which conflicts with the provisions of this Lease shall be void.

     C. No Release: Any Transfer shall be made only if and shall not be effective until the transferee shall execute, acknowledge, and deliver to Landlord an agreement, in form and substance reasonably satisfactory to Landlord, whereby the transferee shall assume all the obligations of this Lease on the part of Tenant to be performed or observed to the extent of the interest being transferred and shall be subject to all the covenants, agreements, terms, provisions and conditions in this Lease to the extent applicable to the interest being transferred. Notwithstanding any Transfer and the acceptance of rent or other sums by Landlord from any transferee, Tenant shall remain fully liable for the payment of Base Monthly Rent and additional rent due, and to become due hereunder, for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and for all acts and omissions of any transferee or any other person claiming under or through any transferee that shall be in violation of any of the terms and conditions of this Lease, and any such violation shall be deemed a violation by Tenant. Tenant shall indemnify, defend and hold Landlord harmless from and against all losses, liabilities, damages, costs and expenses (including reasonable attorney fees) resulting from any claims that may be made against Landlord by the proposed transferee or by any real estate brokers or other persons claiming compensation in connection with the proposed Transfer.

     D. Reorganization of Tenant: The provisions of this Section 17.D shall apply if Tenant is a publicly-held corporation and: (i) there is a dissolution, merger, consolidation, or other reorganization of or affecting Tenant, where Tenant is not the surviving corporation, or (ii) there is a sale or transfer of stock possessing more than 50% of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors to one person or entity (or to any group of related persons or entities) (the "Acquiring Entity"), and after such sale or transfer of stock Tenant's stock is no longer publicly traded. In a transaction under clause (i), the surviving corporation shall promptly execute and deliver to Landlord an agreement in form reasonably satisfactory to Landlord under which such surviving corporation assumes the obligations of Tenant hereunder. In a transaction under clause (ii), the Acquiring Entity shall promptly execute and deliver to Landlord a guaranty of lease in form reasonably satisfactory to Landlord under which the Acquiring Entity guarantees the full payment and performance of the obligations of Tenant under the Lease (`Lease Guaranty"). The foregoing notwithstanding, in the event the

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Acquiring Entity is itself not a publicly-traded corporation, but is instead the subsidiary of a publicly-traded corporation (or a subsidiary of a subsidiary of a publicly-traded corporation, or a subsidiary in a chain of entities in which a parent corporation is publicly traded), then the publicly-traded parent corporation shall be required to execute and deliver to Landlord the Lease Guaranty. In addition, in the event that after such acquisition Tenant no longer prepares audited financial statements, then in addition to the financial statements required to be delivered by Tenant hereunder, the entity required to execute the Lease Guaranty shall provide Landlord its audited financial statements at the times and in the manner required of Tenant hereunder. It is the intent of the parties that after such an acquisition of the stock of Tenant, Landlord shall be entitled to rely on the creditworthiness of a publicly-traded corporation and to receive audited financial information from a publicly-traded corporation.

     E.   Permitted Transfers:  Notwithstanding anything contained in this
Section 17, so long as Tenant notifies Landlord promptly following such Permitted Transfer, Tenant may enter into any of the following Transfers (a "Permitted Transfer") without Landlord's prior consent, and Landlord shall not be entitled to receive any part of any subrent resulting therefrom that would otherwise be due. Tenant may sublease all or part of the Premises or assign its interest in this Lease to: (i) any entity which controls, is controlled by, or is under common control with the original Tenant to this Lease by means of an ownership interest of more than 50%; (ii) an entity which results from a merger, consolidation or other reorganization in which Tenant is not the surviving entity, so long as the surviving entity has a net worth at the time of such assignment that is equal to or greater than the net worth of Tenant immediately prior to such transaction; and (iii) an entity which purchases or otherwise acquires all or substantially all of the assets of Tenant so long as such acquiring entity has a net worth at the time of such assignment that is equal to or greater than the net worth of Tenant immediately prior to such transaction.

     F. Effect of Default: In the event of Tenant's default beyond any applicable notice and cure period, Tenant hereby assigns all amounts due to Tenant from any Transfer as security for performance of Tenant's obligations under this Lease, and Landlord may collect such amounts as Tenant's Attorney-in-Fact, except that Tenant may collect such amounts unless a default occurs as described in Section 13 above. A termination of the Lease due to Tenant's default shall not automatically terminate a Transfer then in existence; rather at Landlord's election (1) such Transfer shall survive the Lease termination, (2) the transferee shall attorn to Landlord, and (3) Landlord shall undertake the obligations of Tenant under the transfer agreement; except that Landlord shall not be liable for prepaid rent, security deposits or other defaults of Tenant to the transferee, or for any acts or omissions of Tenant and Tenant's Agents.

     G. Conveyance by Landlord: In the event of any transfer of Landlord's interest in this Lease, the Landlord herein named (and in case of any subsequent transfer, the then transferor) shall be automatically freed and relieved from and after the date of such transfer of all liability for the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed; provided, however, that any funds in the hands of Landlord or the then transferor at the time of such transfer, in which Tenant has an interest shall be turned over to the transferee and any amount then due and payable to Tenant by Landlord or the then transferor under any provision of this Lease shall be paid to Tenant; and provided, further, that upon any such transfer, the transferee shall be deemed to have assumed, subject to the limitations of this Section 17, all of the agreements, covenants and conditions in this Lease to be performed on the part of Landlord, it being intended hereby that the covenants and obligations contained in this Lease to be performed on the part of Landlord shall, subject as aforesaid, be binding on each Landlord, its successors and assigns, only during its period of ownership.

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     H.   Successors and Assigns:  Subject to the provisions this Section 17, the covenants and conditions of this Lease shall apply to and bind the heirs, successors, executors, administrators and assigns of all Parties hereto; and all parties hereto comprising Tenant shall be jointly and severally liable hereunder.

18.  OPTION TO EXTEND THE LEASE TERM:

     A. Grant and Exercise of Option: Landlord grants to Tenant, subject to the terms and conditions set forth in this Section 18.A, two (2) options (the "Options") to extend the Lease Term for an additional term (the "Option Term"). Each Option Term shall be for a period of sixty (60) months and shall be exercised, if at all, by written notice to Landlord no earlier than fifteen (15) months prior to the date the Lease Term would expire but for such exercise but no later than nine (9) months prior to the date the Lease Term would expire but for such exercise, time being of the essence for the giving of such notice. Further, Tenant may only exercise the Options provided it concurrently exercises its options to extend the lease for Building 1. If Tenant exercises the Option, all of the terms, covenants and conditions of this Lease shall apply except for the grant of additional Options pursuant to this Section, provided that Base Monthly Rent for the Premises payable by Tenant during the Option Term shall be ninety five percent (95%) of the Fair Market Rental as hereinafter defined. Notwithstanding anything herein to the contrary, if Tenant is in monetary or material non-monetary default beyond any applicable notice and cure period under any of the terms, covenants or conditions of this Lease either at the time Tenant exercises the Option or at any time thereafter prior to the commencement date of the Option Term, then Landlord shall have, in addition to all of Landlord's other rights and remedies provided in this Lease, the right to terminate the Option upon notice to Tenant, in which event the Lease Term shall not be extended pursuant to this Section 18.A. As used herein, the term "Fair Market Rental" is defined as the rental and all other monetary payments, including any escalations and adjustments thereto (including without limitation Consumer Price Indexing) that Landlord could obtain during the Option Term from a third party desiring to lease the Premises, based upon the current use and other potential uses of the Premises, as determined by the rents then obtainable for new leases of space comparable in age and quality to the Premises in the same real estate submarket as the Building, excluding the value of Alterations made by Tenant. The appraisers shall be instructed that the foregoing five percent (5.0%) discount is intended to offset comparable rents that include the following costs which Landlord will not incur in the event Tenant exercises its option (i) brokerage commissions, (ii) tenant improvement allowances, (iii) building improvement costs, and (iv) vacancy costs.

     B. Determination of Fair Market Rental: If Tenant exercises the Option, Landlord shall send Tenant a notice setting forth the Fair Market Rental for the Option Term within thirty (30) days following the Exercise Date. If Tenant disputes Landlord's determination of Fair Market Rental for the Option Term, Tenant shall, within thirty (30) days after the date of Landlord's notice setting forth Fair Market Rental for the Option Term, send to Landlord a notice stating that Tenant either elects to terminate its exercise of the Option, in which event the Option shall lapse and this Lease shall terminate on the Expiration Date, or that Tenant disagrees with Landlord's determination of Fair Market Rental for the Option Term and elects to resolve the disagreement as provided in Section 18.C below. If Tenant does not send Landlord a notice as provided in the previous sentence, Landlord's determination of Fair Market Rental shall be the Base Monthly Rent payable by Tenant during the Option Term. If Tenant elects to resolve the disagreement as provided in Section 18.C and such procedures are not concluded prior to the commencement date of the Option Term, Tenant shall pay to Landlord as Base Monthly Rent the Fair Market Rental as determined by Landlord in the manner provided above. If the Fair Market Rental as finally determined pursuant to Section 18.C is greater than Landlord's determination, Tenant

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shall pay Landlord the difference between the amount paid by Tenant and the Fair
Market Rental as so determined in Section 18.C within thirty (30) days after such determination. If the Fair Market Rental as finally determined in Section 18.C is less than Landlord's determination, the difference between the amount paid by Tenant and the Fair Market Rental as so determined in Section 18.C shall be credited against the next installments of Base Monthly Rent due from Tenant to Landlord hereunder.

     C. Resolution of a Disagreement over the Fair Market Rental: Any disagreement regarding Fair Market Rental shall be resolved as follows:

          1. Within thirty (30) days after Tenant's response to Landlord's notice setting forth the Fair Market Rental, Landlord and Tenant shall meet at a mutually agreeable time and place, in an attempt to resolve the disagreement.

          2. If within the 30-day period referred to above, Landlord and Tenant cannot reach agreement as to Fair Market Rental, each party shall select one appraiser to determine Fair Market Rental. Each such appraiser shall arrive at a determination of Fair Market Rental and submit their conclusions to Landlord and Tenant within thirty (30) days after the expiration of the 30-day consultation period described above.

          3. If only one appraisal is submitted within the requisite time period, it shall be deemed as Fair Market Rental. If both appraisals are submitted within such time period and the two appraisals so submitted differ by less than ten percent (10%), the average of the two shall be deemed as Fair Market Rental. If the two appraisals differ by more than 10%, the appraisers shall immediately select a third appraiser who shall, within thirty (30) days after his selection, make and submit to Landlord and Tenant a determination of Fair Market Rental. This third appraisal will then be averaged with the closer of the two previous appraisals and the result shall be Fair Market Rental.

          4. All appraisers specified pursuant to this Section shall be members of the American Institute of Real Estate Appraisers with not less than ten (10) years experience appraising office and industrial properties in the Santa Clara Valley. Each party shall pay the cost of the appraiser selected by such party and one-half of the cost of the third appraiser.

     D. Personal to Tenant: All Options provided to Tenant in this Lease are personal and granted to Scios Inc. and any Permitted Transferee and are not exercisable by any third party should Tenant or any Permitted Transferee assign or sublet all or a portion of its rights under this Lease, unless Landlord consents to permit exercise of any option by any assignee or subtenant, in Landlord's sole and absolute discretion. In the event Tenant has multiple options to extend this Lease, a later option to extend the Lease cannot be exercised unless the prior option has been properly exercised.

19.  This section intentionally left blank.

20.  This section intentionally left blank.

21.  General Provisions:

     A. Attorney's Fees: In the event a suit or alternative form of dispute resolution is brought for the possession of the Premises, for the recovery of any sum due hereunder, to interpret the Lease, or because of the breach of any other covenant herein; then the losing party shall pay to the prevailing party reasonable attorney's fees including the expense of expert witnesses, depositions and court testimony as part of its costs which shall be deemed to have accrued on the commencement of such action. The prevailing party shall also be entitled to recover all costs and expenses including reasonable attorney's fees incurred in enforcing any judgment or award against the other party. The foregoing provision relating to post-judgment

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Confidential Treatement Requested

costs is severable from all other provisions of this Lease.

     B. Authority of Parties: Tenant represents and warrants that it is duly formed and in good standing, and is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. At Landlord's request, Tenant shall provide Landlord with corporate resolutions or other proof in a form acceptable to Landlord, authorizing the execution of the Lease. Landlord represents and warrants that the individual executing this Lease in its behalf is authorized to do so and by that signature hereby binds Landlord to the terms and conditions of this Lease.

     C. Brokers: Landlord and Tenant each represents that it has not utilized or contacted a real estate broker or finder with respect to this Lease and Landlord and Tenant each agrees to indemnify, defend and hold the other harmless against any claim, cost, liability or cause of action asserted by any other broker or finder claiming through such party. Tenant has utilized the services of Ernst & Young in the capacity of consultant with respect to this Lease and Tenant agrees to indemnify, defend and hold Landlord harmless against any claim, cost, liability or cause of action asserted by Ernst & Young.

     D. Choice of Law: This Lease shall be governed by and construed in accordance with California law. Venue shall be Santa Clara County.

     E.   This section intentionally left blank.

     F. Entire Agreement: This Lease and the exhibits attached hereto contain all of the agreements and conditions made between the Parties hereto and may not be modified orally or in any other manner other than by written agreement signed by all parties hereto or their respective successors in interest. This Lease supersedes and revokes all previous negotiations, letters of intent, lease proposals, brochures, agreements, representations, promises, warranties, and understandings, whether oral or in writing, between the parties or their respective representatives or any other person purporting to represent Landlord or Tenant.

     G. Entry by Landlord: Upon 48 hours' prior notice to Tenant (except in case of emergency and then with as much prior notice as possible) and subject to Tenant's reasonable security and safety regulations, Tenant shall permit Landlord and his agents to enter into and upon the Premises at all reasonable times provided that Tenant may require them to be accompanied by an employee or agent of Tenant, and without any rent abatement or reduction or any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned, for the following purposes: (i) inspecting and maintaining the Premises; (ii) making repairs, alterations or additions to the Premises; (iii) erecting additional building(s) and improvements on the adjacent land owned by Landlord; (iv) performing any obligations of Landlord under the Lease including remediation of Hazardous Materials if determined to be the responsibility of Landlord, (v) posting and keeping posted thereon notices of non-responsibility for any construction, alteration or repair thereof, as required or permitted by any law, and (vi) showing the Premises to Landlord's existing or potential successors, purchaser, tenants and lenders. Tenant shall permit Landlord and his agents, at any time within nine (9) months prior to the Expiration Date (or at any time during the Lease if Tenant is in default hereunder), to place upon the Premises "For Lease" signs and exhibit the Premises to real estate brokers and prospective tenants at reasonable hours.

     H. Estoppel Certificates: At any time during the Lease Term, each party (the "Responding Party") shall, within ten (10) business days following written notice from the other party (the "Requesting Party"), execute

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and deliver to the Requesting Party a written statement certifying, if true, the following: (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification); (ii) the date to which rent and other charges are paid in advance, if any; (iii) acknowledging that there are not, to Responding Party's knowledge, any uncured defaults on Requesting Party's part hereunder (or specifying such defaults if they are claimed); and (iv) such other information as Requesting Party may reasonably request. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of Requesting Party's interest in the Premises, and by any assignee or subtenant of Tenant. The Responding Party's failure to deliver such statement within such time shall be conclusive upon the Responding Party that this Lease is in full force and effect without modification, except as may be represented by the Requesting Party, and that there are no uncured defaults in Requesting Party's performance. Tenant agrees to provide, within five (5) days of Landlord's request, Tenant's most recent three (3) years of audited financial statements for Landlord's use in financing or sale of the Premises or Landlord's interest therein.

     I. Exhibits: All exhibits referred to are attached to this Lease and incorporated by reference.

     J. Interest: All rent due hereunder, if not paid when due, shall bear interest at the rate of the Reference Rate published by Bank of America, San Francisco Branch, plus two percent (2%) per annum from that date until paid in full ("Agreed Interest Rate"). This provision shall survive the expiration or sooner termination of the Lease. Despite any other provision of this Lease, the total liability for interest payments shall not exceed the limits, if any, imposed by the usury laws of the State of California. Any interest paid in excess of those limits shall be refunded to Tenant by application of the amount of excess interest paid against any sums outstanding in any order that Landlord requires. If the amount of excess interest paid exceeds the sums outstanding, the portion exceeding those sums shall be refunded in cash to Tenant by Landlord. To ascertain whether any interest payable exceeds the limits imposed, any non-principal payment (including late charges) shall be considered to the extent permitted by law to be an expense or a fee, premium, or penalty rather than interest.

     K. Modifications Required by Lender: If any lender of Landlord or ground lessor of the Premises requires a modification of this Lease that will not increase Tenant's cost or expense or materially or adversely change Tenant's rights, remedies or obligations, this Lease shall be so modified and Tenant shall execute whatever documents are required and deliver them to Landlord within ten (10) days after the request.

     L. No Presumption Against Drafter: Landlord and Tenant understand, agree and acknowledge that this Lease has been freely negotiated by both Parties; and that in any controversy, dispute, or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

     M. Notices: All notices, demands, requests, or consents required to be given under this Lease shall be sent in writing by U.S. certified mail, return receipt requested, or by personal delivery addressed to the party to be notified at the address for such party specified in Section 1 of this Lease, provided that following the Rent Commencement Date notices to Tenant shall be addressed to the Premises or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days prior notice to the notifying party. When this Lease requires service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including any notices required by Code of Civil Procedure Section 1161 or any similar or successor statute.

     N.   This section intentionally left blank.

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     O.   Rent: All monetary sums due from Tenant to Landlord under this Lease, including, without limitation those referred to as "additional rent", shall be deemed as rent.

     P. Representations: Except for the provisions of this Lease, Tenant acknowledges that neither Landlord nor any of its employees or agents have made any agreements, representations, warranties or promises with respect to the Premises or with respect to present or future rents, expenses, operations, tenancies or any other matter. Except as herein expressly set forth herein, Tenant relied on no statement of Landlord or its employees or agents for that purpose.

     Q. Rights and Remedies: Subject to Section 14 above, All rights and remedies hereunder are cumulative and not alternative to the extent permitted by law, and are in addition to all other rights and remedies in law and in equity.

     R. Severability: If any term or provision of this Lease is held unenforceable or invalid by a court of competent jurisdiction, the remainder of the Lease shall not be invalidated thereby but shall be enforceable in accordance with its terms, omitting the invalid or unenforceable term.

     S. Submission of Lease: Submission of this document for examination or signature by the parties does not constitute an option or offer to lease the Premises on the terms in this document or a reservation of the Premises in favor of Tenant. This document is not effective as a lease or otherwise until executed and delivered by both Landlord and Tenant.

     T. Subordination: This Lease is subject and subordinate to ground and underlying leases, mortgages and deeds of trust (collectively "Encumbrances") which may now affect the Premises, to any covenants, conditions or restrictions of record, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, if the holder or holders of any such Encumbrance ("Holder") require that this Lease be prior and superior thereto, within seven (7) days after written request of Landlord to Tenant, Tenant shall execute, have acknowledged and deliver all documents or instruments, in the form presented to Tenant, which Landlord or Holder deems necessary or desirable for such purposes. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all Encumbrances which are now or may hereafter be executed covering the Premises or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided only, that in the event of termination of any such lease or upon the foreclosure of any such mortgage or deed of trust, Holder agrees to recognize Tenant's rights under this Lease as long as Tenant is not then in default beyond any applicable notice and cure period and continues to pay Base Monthly Rent and additional rent and observes and performs all required provisions of this Lease. Within ten (10) days after Landlord's written request, Tenant shall execute any documents required by Landlord or the Holder to make this Lease subordinate to any lien of the Encumbrance that will not increase Tenant's cost or expense or materially or adversely change Tenant's rights, remedies or obligations under this Lease. If Tenant fails to do so, then in addition to such failure constituting a default by Tenant, it shall be deemed that this Lease is so subordinated to such Encumbrance. Notwithstanding anything to the contrary in this Section, Tenant hereby attorns and agrees to attorn to any entity purchasing or otherwise acquiring the Premises at any sale or other proceeding or pursuant to the exercise of any other rights, powers or remedies under such encumbrance.

Landlord shall cause the fee title owner, Ardenwood Corporate Park Associates ("Owner") and the existing lender, Bank of America, to furnish to Tenant, within forty (40) days of the date of both parties' execution of this

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Lease, with written agreements reasonably satisfactory in substance to Tenant
(and in the case of Bank of America, using the attached Exhibit 20.T. as a first draft), providing for (i) recognition by the lender and Owner of all of the terms and conditions of this Lease; and (ii) continuation of this Lease upon foreclosure of existing lender's security interest in the Premises or termination of the Ground Lease. In the event that Landlord is unable to provide such agreements, Tenant's sole remedy shall be termination of the Lease, which election shall be made within fourteen (14) days following the expiration of such 40-day period. In the event of such termination, Landlord shall reimburse Tenant for costs associated with obtaining the Letter of Credit, and shall reimburse Tenant fifty percent (50%) of costs actually incurred by Tenant between the execution date of the Lease and the date of Landlord's notice to Tenant that it is unable to provide such agreement, in connection with this Lease; provided, however, that such reimbursement by Landlord shall not exceed One Hundred Thousand Dollars ($100,000.00). Landlord represents that to the best of its knowledge, Bank of America is willing to grant the agreement described in this paragraph.

     U. Survival of Indemnities: All indemnification, defense, and hold harmless obligations of Landlord and Tenant under this Lease shall survive the expiration or sooner termination of the Lease.

     V.   Time: Time is of the essence hereunder.

     W. Transportation Demand Management Programs: Should a government agency or municipality require Landlord to institute TDM (Transportation Demand Management) facilities and/or programs, Tenant agrees that the cost of TDM imposed facilities and programs required on the Premises, including but not limited to employee showers, lockers, cafeteria, or lunchroom facilities, shall be paid by Tenant. Further, any ongoing costs or expenses associated with a TDM program which are required for the Premises and not provided by Tenant, such as an on-site TDM coordinator, shall be provided by Landlord with such costs being included as additional rent and reimbursed to Landlord by Tenant within thirty
(30) days after demand. If TDM facilities and programs are instituted on a Project wide basis, Tenant shall pay its proportionate share of such costs in accordance with Section 8 above.

     X. Waiver of Right to Jury Trial: Landlord and Tenant waive their respective rights to trial by jury of any contract or tort claim, counterclaim, cross-complaint, or cause of action in any action, proceeding, or hearing brought by either party against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant's use or occupancy of the Premises, including any claim of injury or damage or the enforcement of any remedy under any current or future law, statute, regulation, code, or ordinance.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the day and year first above written.

Landlord: Sobrato Interests III,              Tenant: Scios Inc.
a California Limited Partnership              a Delaware Corporation

By: /s/ John Michael Sobrato                  By: /s/ Richard B. Brewer
    -------------------------------------         ------------------------

Its: General Partner                          Its: President and Chief Executive
                                                   Officer

                                              By: /s/ David W. Gryska
                                                  ------------------------

                                              Its: Chief Financial Officer

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       separately with the Securities and Exchange Commission.

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